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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-121343 on Form S-8 of our reports dated February 28, 2006 relating to the consolidated financial statements and consolidated financial statement schedules of MetLife, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting for certain non-traditional long duration contracts and separate accounts and for embedded derivatives in certain insurance products as required by accounting guidance which became effective on January 1, 2004 and October 1, 2003, respectively) and to management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2005.


DELOITTE & TOUCHE LLP

New York, New York
December 13, 2006